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                                                                     EXHIBIT 1.1


                             MARKET-MAKING AGREEMENT

                    SMITH BARNEY WESTPORT FUTURES FUND L. P.

            120,000 Outstanding Units of Limited Partnership Interest

                  AGREEMENT made as of the 30th day of June, 1998, by and among SMITH BARNEY WESTPORT FUTURES FUND L. P., a New York limited partnership (the "Partnership"), SMITH BARNEY FUTURES MANAGEMENT INC., a Delaware corporation ("SBFM") and SMITH BARNEY INC., a Delaware corporation ("SB").

                              W I T N E S S E T H :

                  WHEREAS, the Partnership has sold 120,000 Units of Limited Partnership Interest in the Partnership (the "Units") pursuant to a registration statement on Form S-1 (File No. 333-24923) filed with the Securities and Exchange Commission (the "SEC") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act"); and

                  WHEREAS, the Partnership has filed a registration statement on Form S-1 (File No. 333-_______) with the SEC in accordance with the Act and as a part thereof a form of preliminary prospectus relating to a secondary offering in the Units whereby SB will make offers and sales of Units (to the extent available due to existing holders of Units wishing to transfer or redeem these Units) upon the terms and in reliance upon the representations, warranties and agreements set forth herein (the registration statement in the form in which it becomes effective under the Act being hereinafter referred to as the "Registration Statement" and the prospectus in the form included therein being hereinafter referred to as the "Prospectus"; provided that (1) if the Partnership files a post-effective amendment to such registration statement, then the term "Registration Statement" shall refer to the registration statement as amended by such post-effective amendment, and the term "Prospectus" shall refer to the amended prospectus then on file with the SEC and (2) if a prospectus filed by the Partnership pursuant to either Rule 424(b) or (c) promulgated under the Act shall differ from the prospectus on file at the time the Registration Statement or any post-effective amendment thereof shall have become effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c), from and after the date on which it shall have been filed); and
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                  WHEREAS, the Partnership has entered into a management
agreement with John W. Henry & Company, Inc. (the "Advisor") and SBFM, (the "Management Agreement"), pursuant to which commodity trading decisions are made by the Advisor as described in the Prospectus.

                  NOW, THEREFORE, the parties hereto agree as follows:

         1.       Appointment of Market Making Agent

         (a) The Partnership hereby appoints SB as its exclusive agent to offer and sell the Units on the terms and conditions set forth herein and in the Registration Statement and the Prospectus.

         (b) SB hereby accepts appointment as market making agent for the Partnership to effect purchases and sales of Units as provided herein, in the Registration Statement and in the Prospectus. SB represents and hereby confirms that in selling to subscribers and otherwise carrying out its obligations under this agreement it will comply with Paragraphs (b)(2) and (b)(3) of Rule 2810 of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD"), as set forth in Schedule I hereto. SB agrees that SBFM has the right to reject any transfer of Units for any reason and to suspend sales of Units at any time.

         (c) SB agrees that all funds received by SB from purchasers shall be promptly delivered to European American Bank as escrow agent for the benefit of subscribers by noon of the second business day after receipt. SB agrees that funds delivered by the escrow agent to SB will be used by SB to pay limited partners who desire to transfer their Units. SB agrees to notify SBFM in a reasonable period of time so that SBFM may cause the Partnership's records to reflect the change in ownership of the Units from the transferring limited partners to the purchasing investors.

         (d) SB represents and confirms that it is registered with the Commodity Futures Trading Commission ("CFTC") as a futures commission merchant and is a member of the National Futures Association ("NFA") in that capacity. Further, any associated person of SB who receives continuing compensation in the form of a portion of the commodity brokerage fees paid by the Partnership shall be registered with the CFTC as an associated person of a futures commission merchant or an introducing broker (qualified


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as an associated person by having taken the Series 3 or Series 31 Commodities
Exam or having been "grandfathered" as an associated person qualified to do commodity brokerage) and shall also be a member of the NFA.

         2. Agreements of the Partnership. The Partnership agrees with SB as follows:

         (a) The Partnership will advise SB, promptly after it receives notice thereof, (i) of the time when the Registration Statement has become effective and when any amendment thereto becomes effective, (ii) of the issuance by the SEC of any stop order or of any order preventing or suspending the use of any Prospectus, or the initiation or threat of any proceeding for any such purpose and (iii) of any request by the SEC for amendments or supplements to the Registration Statement or Prospectus or for additional information. In the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus, the Partnership will promptly use its best efforts to obtain its withdrawal.

         (b) The Partnership will furnish to SB, without charge, two signed copies of the Registration Statement as originally filed and each amendment thereto, including all exhibits.

         (c) The Partnership will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which SB shall not previously have been advised or to which SB shall reasonably object in writing.

         (d) The Partnership will furnish SB with copies of any preliminary prospectus and of the Prospectus in such quantities as they may from time to time reasonably request. If at any time when the Prospectus is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Act, the Partnership will notify SB and upon its request prepare and furnish without charge to it as many copies as it may from time to time reasonably request of an amended Prospectus or a supplement to


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the Prospectus which will correct such statement or omission or effect such compliance.

         (e) The Partnership will take such action as SB may reasonably request to qualify the Units for offering and sale under the securities or blue sky laws of such jurisdictions as it may request and will comply with such laws so as to permit the continuance of sales in such jurisdictions for as long as Units are available for secondary distribution.

         3.       Partnership Representations and Warranties.

         The Partnership represents and warrants to SB that:

         (a) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto complied or when so filed will comply in all material respects with the requirements of the Act and the Commodity Exchange Act ("CEA").

         (b) At the time the Registration Statement becomes effective and at all times subsequent thereto during the term of this Agreement, the Registration Statement and the Prospectus, and any amendments or supplements thereto, will comply in all material respects with the provisions of the Act and the CEA and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that the representations and warranties contained in subparagraphs (a) and (b) above do not apply to any statements or omissions in the Registration Statement or Prospectus, or any amendment or supplement thereto, made in reliance upon information furnished to the Partnership by SB or on its behalf expressly for use therein.

         (c) The Partnership is duly formed and validly existing as a limited partnership under the New York Revised Uniform Limited Partnership Act (the "Partnership Law"), with full partnership power and authority to carry out its obligations under this Agreement, its Certificate of Limited Partnership, as amended from time to time (the "Partnership Certificate"), and its Limited Partnership Agreement, as amended from time to time (the "Partnership Agreement"), and to conduct its business as described in the Prospectus. The Partnership conducts no business and owns or leases no properties which would require it


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to qualify to do business as a foreign organization in any jurisdiction.

         (d) This Market-Making Agreement has been duly authorized by the Partnership and the Units constitute valid limited partnership interests in the Partnership which conform to the description thereof contained in the Prospectus; and the liability of each limited partner will be limited as set forth in the Prospectus, and no limited partner will be subject to personal liability for the debts, obligations, or liabilities of the Partnership by reason of his being a limited partner other than as described in the Prospectus.

         (e) The compliance by the Partnership with all of the provisions of this Agreement will not conflict with or result in a breach of any of the terms or provisions of any agreement to which the Partnership is a party or by which it is bound, nor will such action result in a violation of the provisions of the Partnership Agreement or Partnership Certificate or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Partnership or any of its properties.

         (f) A separate escrow account (the "Escrow Account") has been opened at European American Bank and will be maintained for all funds received from purchasers of Units. All payments received from purchasers of Units will be deposited in such account and held in accordance with the terms of such Escrow Agreement, as amended, until such funds are transferred to SB for further payment to transferors of Units.

         (g) Coopers & Lybrand L.L.P., who have certified certain financial statements contained in the Registration Statement, are independent public accountants as required by the Act.


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         4.       SB Representations and Warranties.

         SB represents and warrants to the Partnership that:

         (a) All funds received from purchasers shall be promptly deposited in the Escrow Account.

         (b) Subscription documents received by SB will be promptly forwarded to SBFM for review and approval or rejection.

         5.       Indemnification.

         SB agrees to indemnify and hold harmless the Partnership against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented), or any related sales material used by SB in connection with this offering of Units, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that such statement or omission was made in reliance upon and in conformity with information furnished to the Partnership by SB, expressly for use in any preliminary prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto.

         6.       Term.

         (a) This Agreement may be terminated by SB, at its option, by giving notice to the Partnership, if:

                  (i) there shall have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Partnership or SBFM, which change in its judgment shall render it inadvisable to proceed with the offer and sale of the Units; or

                  (ii) any of the conditions specified in this Agreement shall not have been fulfilled when and as required by this Agreement to be fulfilled.


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         (b)      The termination of this Agreement for any reason set forth in this Section 6 shall not affect the obligations of the Partnership contained in
Section 2 hereof.

         7.       Miscellaneous.

         (a) All representations, warranties and agreements contained in this Agreement shall remain operative and in full force and effect regardless of
(i) any investigation made by or on behalf of any party, (ii) delivery of and payment for the Units, or (iii) termination of this Agreement.

         (b) Except as otherwise expressly provided, this Agreement is made solely for the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns, and no other person shall have any right or obligation under it. The terms "successors" and "assigns" shall not include any purchasers, as such, of Units in the Partnership.

         (c) Whenever notice is required to be given by the provisions of this Agreement, such notice shall be in writing and delivered personally or by registered or certified mail, return receipt requested, postage prepaid, and properly addressed as follows:

         If to the Partnership to:

                  Smith Barney Westport Futures Fund L. P.
                  c/o Smith Barney Futures Management Inc.
                  390 Greenwich Street
                  New York, New York 10013

         If to SB to:

                  Smith Barney Inc.
                  390 Greenwich Street
                  New York, New York 10013

         If to SBFM to:

                  Smith Barney Futures Management Inc.
                  390 Greenwich Street
                  New York, New York 10013

         (d) No party is authorized by the Partnership to give any information or make any representation in connection with the


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offering of Units other than those contained in the Prospectus and such sales literature the use of which has been authorized in writing by the Partnership.

         (e)      This Agreement may be signed in counterpart.

         (f) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of the parties as of the day and year first above mentioned.

                              SMITH BARNEY WESTPORT
                              FUTURES FUND L. P.

                              By: Smith Barney
                                   Futures Management Inc.,
                                    (General Partner)

                              By:_______________________________________



                              SMITH BARNEY
                              FUTURES MANAGEMENT INC.



                              By:_______________________________________



                              SMITH BARNEY INC.



                              By:_______________________________________



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                                   SCHEDULE I

SUITABILITY

         (b)(2)   (A)     A member or person associated with a member shall not
underwrite or participate in a public offering of a direct participation program unless standards of suitability have been established by the program for participants therein and such standards are fully disclosed in the prospectus and are consistent with the provisions of subparagraph (B) below.

                  (B) In recommending to a participant the purchase, sale or exchange of an interest in a direct participation program, a member or person associated with a member shall:

                           (i) have reasonable grounds to believe, on the basis of information obtained from the participant concerning his investment objectives, other investments, financial situation and needs, and any other information known by the member or associated person, that:

                                    a.       the participant is or will be in a
                  financial position appropriate to enable him to realize to a significant extent the benefits described in the prospectus, including the tax benefits where they are a significant aspect of the program:

                                    b.       the participant has a fair market
                  net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; and

                                    c.       the program is otherwise suitable
                  for the participant; and

                           (ii)     maintain in the files of the member
         documents disclosing the basis upon which the determination of suitability was reached as to each participant.

                  (C) Notwithstanding the provisions of subparagraphs (A) and (B) hereof, no member shall execute any transaction in a direct participation program in a discretionary account without prior written approval of the transaction by the customer.


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                  (D)      Subparagraphs (A) and (B), and, only in situations
where the member is not affiliated with the direct participation program, Subparagraph (C), shall not apply to:

                           (i)      a secondary public offering of or a
         secondary market transaction in a unit, depositary receipt, or other interest in a direct participation program for which quotations are displayed on Nasdaq or which is listed on a registered national securities exchange; or

                           (ii) an initial public offering of a unit, depositary receipt or other interest in a direct participation program for which an application for inclusion on Nasdaq or listing on a registered national securities exchange has been approved by Nasdaq or such exchange and the applicant makes a good faith representation that it believes such inclusion on Nasdaq or listing on an exchange will occur within a reasonable period of time following the formation of the program.

DISCLOSURE

         (b)(3)   (A)     Prior to participating in a public offering of a
direct participation program, a member or person associated with a member shall have reasonable grounds to believe, based on information made available to him by the sponsor through a prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the program.

                  (B) In determining the adequacy of disclosed facts pursuant to subparagraph (A) hereof, a member or person associated with a member shall obtain information on material facts relating at a minimum to the following, if relevant in view of the nature of the program:

                  (i)      items of compensation;

                  (ii)     physical properties;

                  (iii)    tax aspects;

                  (iv)     financial stability and experience of the sponsor;

                  (v)      the program's conflict and risk factors; and

                  (vi)     appraisals and other pertinent reports.

                  (C) For purposes of subparagraphs (A) or (B) hereof, a member or person associated with a member may rely upon the


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results of an inquiry conducted by another member or members, provided that:

                           (i) the member or person associated with a member has reasonable grounds to believe that such inquiry was conducted with due care;

                           (ii) the results of the inquiry were provided to the member or person associated with a member with the consent of the member or members conducting or directing the inquiry; and

                           (iii) no member that participated in the inquiry is a sponsor of the program or an affiliate of such sponsor.

                  (D) Prior to executing a purchase transaction in a direct participation program, a member or person associated with a member shall inform the prospective participant of all pertinent facts relating to the liquidity and marketability of the program during the term of the investment; provided, however, that this paragraph (b) shall not apply to an initial or secondary public offering of or a secondary market transaction in a unit, depositary receipt or other interest in a direct participation program which complies with subparagraph (2)(D).


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